Exhibit 99.1

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,

UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of NeoPharm, Inc., a Delaware corporation (the “Company”), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission (the “10-Q Report”) that:

(1)                        the 10-Q Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                        the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2002	/s/ James M. Hussey
James M. Hussey,
Chief Executive Officer

Dated: November 14, 2002	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon,
Chief Financial Officer